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                                                                    EXHIBIT 10.5

                                AGCO CORPORATION
                       2006 LONG-TERM STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in Section
1), by and between the Participant and AGCO Corporation (the "Company");

     WHEREAS, the Company maintains the AGCO Corporation 2006 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been granted a Restricted Stock Award under the Plan by the Committee as part of the Participant's compensation for service as a member of the Board of the Company;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF AWARD AND DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

               (a) DESIGNATED BENEFICIARY. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

               (b) GRANT DATE. The "Grant Date" is ___________ ____, 20___.

               (c) PARTICIPANT. The "Participant" is _________________________.

               (d) RESTRICTED PERIOD. The "Restricted Period" is the period beginning on the Grant Date and ending at 4:00 p.m. EST on third anniversary of the Grant Date..

               (e) RESTRICTED STOCK. The number of shares of "Restricted Stock" awarded under this Agreement shall be _______________ shares, which is the number of whole shares which, as of the Grant Date, have a value equivalent to $___________. Shares of "Restricted Stock" are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

     Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     2. AWARD. The Participant is hereby granted the number of shares of Restricted Stock set forth in Section 1.

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     3. DIVIDENDS AND VOTING RIGHTS. The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Participant with respect to record dates occurring prior to the Grant Date. The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date.

     4. TRANSFER OF SHARES.

               (a) At the end of the Restricted Period, the Participant shall own the shares subject hereto free of all restrictions otherwise imposed by this Agreement.

               (b) Otherwise, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, upon a Change in Control.

     5. HEIRS AND SUCCESSORS.

               (a) This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

               (b) If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

               (c) If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

               (d) If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.


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     6. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     7. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

     8. AMENDMENT. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.

                                        AGCO CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


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